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                                                                   EXHIBIT 10.11

                             STOCK OPTION AGREEMENT


     Ahmad Akrami ("Akrami"), Chief Executive Officer of Industrialex Manufacturing Corp. (the "COMPANY") has granted you an option to purchase 300,000 shares of the Company's Common Stock, $0.01 par value (the "SHARES") at the exercise price indicated herein (your "OPTION").

     The details of your Option are as follows:

     1. EXERCISE PRICE. The exercise price (the "Exercise Price") for the Shares shall be equal to the par value of the Shares, or $0.01 per share.

     2. VESTING. Your Option shall vest over a two-year period as follows:
12,500 of the Shares shall vest on the first day of every month beginning on May 8, 2000.

     3. METHOD OF PAYMENT. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your Option or by other methods as may be approved by Akrami from time to time.

     4. WHOLE SHARES. Your Option may only be exercised for whole shares.

     5. TERM. Unless otherwise provided herein, the term of your Option commences on the Date of Grant and expires upon the earliest of:

        (a) the second (2nd ) anniversary of the Date of Grant; or

        (b) Immediately upon your termination of employment with the Company for any reason.



                            [Signature Page Follows]

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         IN WITNESS WHEREOF, the undersigned have executed this Stock Option
Agreement as of May 8th, 2000.



                                                      /s/ Ahmad Akrami
                                                      --------------------------
                                                      Ahmad Akrami



                                                      /s/ Scott Robidart
                                                      --------------------------
                                                      Scott Robidart



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